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Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN:  CITIBANK N.A.
Country       Subcustodian Name                                               City
Argentina     Citibank N.A.                                                   Buenos Aires
Australia     Citigroup Pty. Limited                                          Melbourne
Austria       Citibank N.A.                                                   Milan
Bahrain       HongKong & Shanghai Banking Corporation Ltd acting through its aManama
Bangladesh    Standard Chartered Bank                                         Dhaka
Belgium       Citibank International plc                                      London
Belgium       Euroclear Bank s.a./n.v.                                        Brussels
Bermuda       HongKong & Shanghai Banking Corporation Ltd acting through its aHamilton
Bosnia        Bank Austria Creditanstalt AG (Vienna) acting through its agent,Sarajevo
Botswana      Barclays Bank of Botswana Ltd.                                  Gaborone
Brazil        Citibank N.A.                                                   Sao Paulo
Bulgaria      ING Bank Bulgaria N.V., Sofia Branch                             Bulgaria
Canada        Citibank Canada                                                 Toronto
Chile         Banco de Chile                                                  Santiago
China         Citibank N.A.Citibank (China) Co., Ltd                          Hong Kong & Shanghai
Colombia      Cititrust Colombia S.A. Sociedad Fiduciaria                     Santa Fe de Bogota
Costa Rica    Banco BCT S.A.                                                  San Jose
Croatia       Privredna Banka Zagreb d.d.                                     Zagreb
Cyprus        Hellenic Bank Limited                                           Nicosia
Czech Republic Citibank Europe plc, organizacni slozka                        Praha
Denmark       Nordea Bank Danmark A/S                                         Taastrup
Egypt         Citibank N.A.                                                   Garden City, Cairo
Estonia       AS Hansabank                                                    Tallinn
Finland       Nordea Bank Finland Plc.                                        Helsinki
France        Citibank International Plc.                                     London
Germany       Citigroup Global Markets Deutschland AG & Co. KgaA              Frankfurt
Ghana         Barclays Bank of Ghana Limited                                  Accra
Greece        Citibank International Plc.                                      Athens
Hong Kong     Citibank N.A.                                                   Hong Kong
Hungary       Citibank Europe plc Hungarian Branch Office                     Budapest
Iceland (EquitKaupthing Bank hf acting through its agent, Arion Custody ServicReykjavik
Iceland       Clearstream Banking                                             Luxembourg
India         Citibank N.A.                                                   Mumbai
Indonesia     Citibank N.A.                                                   Jakarta
Ireland       Citibank N.A.                                                          London
Israel        Citibank N.A.                                                   Tel Aviv
Italy         Citibank N.A.                                                   Milan
Jamaica       Scotia DBG Investments Management Limited                       Kingston
Japan         Citibank Japan Limited                                          Tokyo
Jordan        HongKong & Shanghai Banking Corporation Ltd acting through its aAmman
Kazakhstan    JSC "Citibank Kazakhstan"                                       Almaty
Kenya         Barclays Bank of Kenya Limited                                  Nairobi
Korea         Citibank Korea Inc.                                             Seoul
Kuwait        HongKong & Shanghai Banking Corporation Ltd acting through its aSafat
Latvia        AS Hansabank acting through its agent, Hansabanka AS            Tallinn
Lebanon       HongKong & Shanghai Banking Corporation Ltd acting through its aBeirut
Lithuania     AS Hansabank acting through its agent, AB Bankas Hansabankas    Tallinn
Luxembourg    Clearstream Banking                                             Luxembourg
Malaysia      Citibank Berhad                                                 Kuala Lumpur
Malta         HongKong & Shanghai Banking Corporation Ltd acting through its aValletta
Mexico        Banco Nacional de Mexico, S.A.                                  Santa Fe D.F
Morocco       Citibank Maghreb                                                Casablanca
Mauritius     HongKong & Shanghai Banking Corporation Ltd acting through its aPort Louis
Namibia       Standard Bank of South Africa Ltd acting through its agent, StanWindhoek
Netherlands   Citibank International Plc.                                     London
New Zealand   Citibank, N.A.                                                   Auckland
Nigeria       Standard Bank of South Africa Ltd acting through its agent, StanLagos
Norway        Nordea Bank Norge ASA                                           Oslo
Oman          HongKong & Shanghai Banking Corporation Ltd acting through its aRuwi
Pakistan      Citibank N.A.                                                    Karachi
Palestine     HongKong & Shanghai Banking Corporation Ltd acting through its aRamallah
Panama        HSBC Bank (Panama) SA                                           Panama City
Peru          Citibank del Peru S.A.                                          Lima
Philippines   Citibank N.A.                                                   Makati, Metro
Poland        Bank Handlowy w Warszawie SA                                    Warsaw
Portugal      Citibank International Plc.                                     Lisboa
Qatar         HongKong & Shanghai Banking Corporation Ltd acting through its aDoha
Romania       Citibank Europe plc, Dublin - Romania Branch                    Bucharest
Russia        ZAO Citibank                                                    Moscow
Saudi Arabia  HongKong & Shanghai Banking Corporation Ltd acting through its aRiyadh
Serbia        Bank Austria Creditanstalt AG (Vienna) acting through its agent,Belgrade
Singapore     Citibank N.A.                                                   Singapore
Slovak RepubliCitibank Europe plc, pobocka zahranicnej banky                  Bratislava
Slovenia      UniCredit Banka Slovenija d.d.. Ljubljana.                       Ljubljana
South Africa  FirstRand Bank Ltd acting through its Division, FNB Corporate CuJohannesburg
Spain         Citibank International Plc.                                     Madrid
Sri Lanka     Citibank N.A.                                                   Colombo
Sweden        Citibank International PLC Sweden Branch                        Stockholm
Switzerland   Citibank N.A.                                                   London
Taiwan        Citibank N.A.                                                   Taipei
Thailand      Citibank N.A.                                                   Bangkok
Tunisia       Banque International Arabe de Tunisie                           Bourguida
Turkey        Citibank, A.S.                                                  Istanbul
Uganda        Barclays Bank of Uganda Limited                                 Kampala
United Arab EmHongKong & Shanghai Banking Corporation Ltd acting through its aDubai
United Arab EmHongKong & Shanghai Banking Corporation Ltd acting through its aDubai
United Arab EmHongKong & Shanghai Banking Corporation Ltd acting through its aDubai
Ukraine       JSCB "Citibank (Ukraine)"                                        Kyiv
United KingdomCitibank N.A.                                                   London
United States Citibank N.A.                                                   New York
Venezuela     Citibank N.A.                                                   Grande Caracas
Vietnam       Citibank N.A.                                                   Ha Noi
Zambia        Barclays Bank of Zambia plc.                                    Lusaka
Zimbabwe      Barclays Bank of Zimbabwe Ltd.                                  Harare
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